EXHIBIT 23.1

[Deloitte & Touche Logo]

Deloitte & Touche LLP	Telephone: (616) 336-7900
700 Bridgewater Place	Facsimile: (616) 336-7950
333 Bridge Street, N.W.
Grand Rapids, Michigan 49504-5350

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of Spartan Stores, Inc. on Form S-8 of our report dated June 4, 1999, appearing in the Annual Report on Form 10-K of Spartan Stores, Inc. for the year ended March 27, 1999 which is part of this Registration Statement.

/s/Deloitte & Touche LLP

February 1, 2000